UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PARKWAY, INC.
(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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On August 30, 2017, Parkway, Inc. issued the following press release:

PARKWAY REPORTS MINIMAL DAMAGE TO PROPERTIES
RESULTING FROM HURRICANE HARVEY

HOUSTON, TEXAS - August 30, 2017 - Parkway, Inc. (NYSE: PKY) announced today that its properties incurred only minimal damage as a result of Hurricane Harvey. The properties maintained power throughout the storm and remained accessible to our customers as needed at all times. We expect that all damage will be insurable under our existing insurance policies subject to a nominal deductible. All of Parkway’s buildings are open for business and operational as of today.

"We are grateful and happy to report that all of our employees are safe and secure, though a few did experience flooding at their homes,” stated James R. Heistand, President and Chief Executive Officer of Parkway. “Our hearts go out to those who suffered loss as a result of this storm, and we will do everything we can to support the city of Houston as it recovers. Under the leadership of Mike Fransen, our Senior Vice President and Managing Director, our employees performed extremely well under very difficult circumstances, and I am thankful for their dedication and support. Our properties experienced minimal damage, and all buildings are open for our customers.”

About Parkway

Parkway, Inc. is an independent, publicly traded, self-managed real estate investment trust (“REIT”) that owns and operates high-quality office properties located in attractive submarkets in Houston, Texas. As of June 30, 2017, our portfolio consists of five Class A assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston.

Forward Looking Statements

Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon Parkway’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting Parkway will be those anticipated by Parkway. Parkway cautions investors that any forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,”

“intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “result” or similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties (some of which are beyond Parkway’s control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the ability of Parkway to obtain required stockholder approval required to consummate its proposed merger with an affiliate of Canada Pension Plan Investment Board (the “merger”) pursuant to the merger agreement (the “merger agreement”); the satisfaction or waiver of other conditions in the merger agreement; the outcome of any legal proceedings that may be instituted against Parkway and others related to the merger agreement; the risk that the merger, or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of Parkway to implement its operating strategy; changes in economic cycles; and competition within the office properties real estate industry; and other risks and uncertainties detailed from time to time in Parkway’s Securities and Exchange Commission (“SEC”) filings.
Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Parkway’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect Parkway’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, Parkway undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transactions contemplated by the merger agreement, Parkway has filed with the SEC, and mailed or otherwise disseminated to Parkway’s stockholders, a definitive proxy statement. Parkway may file other relevant documents with the SEC regarding the proposed transactions.  INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by Parkway with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Parkway will be available free of charge on its website at www.pky.com or by directing a request by mail to Parkway, Inc., One Orlando Centre, 800 North Magnolia Avenue, Suite 1625, Orlando, Florida 32803, Attention: Investor Relations.

Parkway and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Parkway’s directors and executive officers in Parkway’s definitive proxy statement filed with the SEC on April 5, 2017 in connection with its 2017 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Parkway using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:
Thomas Blalock
Vice President, Finance & Capital Markets
(407) 581-2915